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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              U.S. MICROBICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                              88-0990371
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

6451-C El Camino Real, Carlsbad, California                       92009
-------------------------------------------                  -------------------
 (Address of principal executive offices)                       (Zip Code)


                      2005-II EMPLOYEE STOCK INCENTIVE PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                              6451-C El Camino Real
                           Carlsbad, California 92008
                                 (760) 918-1860

                                   copies to:

                                 Nimish P. Patel
                             Richardson & Patel, LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
             ------------------------------------------------------
              (Name and address and telephone of agent for service)

                                       CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- -------------------
                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- -------------------
Common Stock                 50,000,000            $ 0.071               $3,550,000            $417.84
----------------------- --------------------- -------------------- --------------------- -------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C as of the close of the market on September 8, 2005, based upon the average of the closing bid and ask prices as quoted on Nasdaq's OTC Bulletin Board for that date.



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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION

Not Applicable

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not Applicable

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Quarterly Report for the period ended June 30, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10-QSB on August 22, 2005.

                  (b) The Quarterly Report for the period ended March 31, 2005, filed by the registrant with the Commission on Form 10-QSB on May 24, 2005.

                  (c) The Quarterly Report for the period ended December 31, 2004, filed by the registrant with the Commission on Form 10-QSB on March 22, 2005.

                  (d) The Annual Report for the fiscal year ended September 30, 2004, filed by the registrant with the Commission on Form 10-KSB/A on March 17, 2005, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (e) A description of the Registrant securities contained in the Registration Statement on Form SB-2/A filed with the Commission on July 7, 2000 and declared effective on July 19, 2000.

                  (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


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ITEM 4.           DESCRIPTION OF SECURITIES.

Not Applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

Richardson & Patel, LLP, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law; (iii) for the lawful payments of dividends or stock redemption by the Company; or (iv) for any transaction from which the director derives an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.           EXHIBITS.

                  4.1      2005-II Employee Stock Incentive Plan
                  5.1      Opinion and Consent from Richardson & Patel, LLP
                  23.1     Consent of Russell Bedford Stefanou Mirchandani LLP
                  23.2     Consent of Richardson & Patel, LLP (included in
                           Exhibit 5.1)


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ITEM 9.           UNDERTAKINGS

             The undersigned Registrant hereby undertakes:

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 9, 2005.

                                            U.S. MICROBICS, INC.



                                        By: /S/ ROBERT C. BREHM
                                            ------------------------------------
                                            Robert C. Brehm,
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  September 9, 2005                   /S/ ROBER C. BREHM
                                            ------------------------------------
                                            Robert C. Brehm, President,
                                            Chief Executive Officer and Director


Dated:  September 9, 2005                   /S/ MERY C. ROBINSON
                                            ------------------------------------
                                            Mery C. Robinson,
                                            Chief Operating Officer and Director


Dated:  September 9, 2005                   /S/ ROBERT KEY
                                            ------------------------------------
                                            Robert Key,
                                            Director


Dated:  September 9, 2005                    /S/ MARK HOLMSTEDT
                                            ------------------------------------
                                            Mark Holmstedt,
                                            Director


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